SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2011

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

____________________________
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On March 28, 2011, the Board of Trustees approved the Lexington Realty Trust 2011 Equity-Based Award Plan, which we refer to as the Plan, subject to the approval of our common shareholders of record as of March 18, 2011, which we refer to as our Shareholders, at our Annual Meeting of Shareholders to be held on May 18, 2011. The Plan, which described in and annexed to our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2011 and sent to our Shareholders on or about April 6, 2011, provides for the granting of certain equity awards to our officers, employees and trustees as well as our consultants.

The Board of Trustees has adopted a resolution to amend the Plan to replace “14,700,000” in Section 3(a) of the Plan with “5,000,000” if the Plan is approved by Shareholders at the Annual Meeting of Shareholders.

We believe this change more closely aligns our interests with the interests of our shareholders by limiting the dilutive effect of granting awards and by allowing our common shareholders to approve subsequent plans on a more frequent basis.

At our Annual Meeting, Shareholders will have the opportunity to vote whether to approve the Plan, as it will be amended in accordance with the resolution noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: April 27, 2011                                                                By:/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer